                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549





                                   FORM 8-K/A

                          AMENDMENT TO CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934





         Date of Report (Date of earliest event reported): May 29, 1995

                                 Donnelly Corporation
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


                                AMENDMENT NO. 3

                 Michigan                           I-9716                    38-0493110
----------------------------------------------------------------------------------------------------
(State or other jurisdiction of incorporation)(Commission File No.)(IRS Employer Identification No.)

414 East Fortieth Street, Holland, Michigan           49423
-------------------------------------------------------------------------------------------------
(Address of principal executive offices)            (Zip Code)

Registrant's telephone number, including area code    (616) 786-7000

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

   (a)   Financial Statements of Business Acquired

         1. Consolidated financial statements of Hohe GmbH & Co. KG ("Hohe) as of March 31, 1995 and 1994 (audited).

   (b)   Pro Forma Financial Information

         1. Pro forma condensed combined consolidated balance sheet for the Registrant as of March 31, 1995 (unaudited).

         2. Pro forma condensed combined consolidated statement of income for the Registrant for the year ended July 2, 1994 (unaudited).

         3. Pro forma condensed combined consolidated statement of income for the Registrant for the nine month period ended March 31, 1995 (unaudited).

         Note: The Company's investment in Hohe is accounted for by the equity method.

Signatures

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date: September 22, 1995

                                       DONNELLY CORPORATION
                                       (Registrant)



                                       /s/  William R. Jellison
                                       -----------------------------------------
                                       William R. Jellison
                                       Vice President, Corporate Controller, and
                                       Treasurer

ITEM 7 a.    FINANCIAL STATEMENTS OF BUSINESS ACQUIRED



ACCOUNTANT'S REPORT

We have audited the consolidated financial statements(balance sheets, statements of income and notes) of Hohe GmbH & Co. KG as of March 31, 1994 and 1995. The financial statements have been prepared on the basis of accounting principles generally accepted in Germany. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

Corresponding to German auditor's requirements, our audit report to the consolidated financial statements as of March 31, 1995 includes the consolidated statement of cash flows on the basis of accounting principles generally accepted in Germany. The consolidated cash flow statement for the previous financial year was subsequently calculated using the same principles.

We conducted our audits in accordance with auditing standards generally accepted in the United States and in Germany. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The consolidated financial statements and the cash flow statements have been prepared using acceptable accounting principles in Germany. Accordingly, the accompanying financial statements and the cash flow statements are not intended to present the financial position of Hohe GmbH & Co. KG, the results of its operations and its cash flows in conformity with generally accepted U.S. accounting principles.

In our opinion, the consolidated financial statements referred to above present fairly, in all materials respects, the financial position of Hohe GmbH & Co. KG at March 31, 1995 and 1994, the results of its operations and its cash flows for each of the years then ended, in conformity with accounting principles generally accepted in Germany.

Frankfurt am Main, September 5, 1995

C&L Deutsche Revision
Aktiengesellschaft
Wirtschaftsprufungsgesellschaft
Steuerberatungsgesellschaft



/s/  Dickman                               /s/  Wagner
-----------------                          -----------------
Wirtschaftsprufer                          Wirtschaftsprufer

HOHE GmbH & CO. KG
--------------------------------------------------------------------------------
CONSOLIDATED BALANCE SHEETS

                                                                       March 31,          March 31,
In thousands                                              Notes          1995               1994
-----------------------------------------------------------------------------------------------------
ASSETS:
Unpaid capital contributions                               (1)       $         0         $        300
Business start-up and expansion cost                       (2)                 1                    1
Fixed assets                                               (2)
     Intangible assets
         Concessions and licenses                                            272                  449
         Goodwill                                                             63                   67
         Advance payments on intangibles                                       0                  116
                                                                     -----------         ------------
                                                                             335                  632
     Tangible assets
         Land and buildings                               (23)            35,867               28,996
         Plant and machinery                              (23)             5,478                5,661
         Fixtures and fittings                                             6,845                6,595
         Payments in advance and construction in
         progress                                                          2,978                1,451
                                                                     -----------         ------------
                                                                          51,168               42,703
     Investments                                           (3)
         Other loans                                                       9,454                6,579
                                                                     -----------         ------------
                                                                          60,958               50,215
Current Assets
     Inventories                                                          25,058               21,153
     Receivables and other assets
         Trade receivables                                 (4)            29,338               21,349
         Other assets                                      (5)               840                1,690
         Receivables from factoring company                                  949                  498
                                                                     -----------         ------------
                                                                          31,127               23,537
     Cash                                                                    991                  402
     Deferred tax asset                                   (24)                 0                    0
                                                                     -----------         ------------
                                                                          57,176               45,092
Prepaid expenses and deferred charges                      (6)             1,706                1,722
                                                                     -----------         ------------
TOTAL ASSETS                                             (23,24)     $   119,840         $     97,029
                                                                     ===========         ============

HOHE GmbH & CO. KG
--------------------------------------------------------------------------------
CONSOLIDATED BALANCE SHEETS - CONT'D

                                                                      March 31,            March 31,
In thousands                                              Notes         1995                 1994
-----------------------------------------------------------------------------------------------------
PARTNERS' EQUITY AND LIABILITIES:

Partners' equity                                           (8)       $         0         $          0

Withdrawals and losses not covered by capital              (7)
     contributions                                       (23,24)          (4,674)              (6,915)
Silent partners' capital contributions                     (9)            14,391               14,391
Translation gains and losses                              (25)             1,860                    0
Minority interests                                        (10)               347                  206
Accruals                                                                       0                    0
     Pension accruals                                     (11)               443                  320
     Accrued taxes                                        (12)             1,930                1,356
     Other accruals                                       (13)            11,129               11,158
                                                                     -----------         ------------
                                                                          13,502               12,834
Accounts Payable
     Amounts owed to banks                                (14)            50,622               47,890
     Amounts owed to insurance companies                                   4,161                3,604
     Amounts owed under hire-purchase                                          0                    0
          agreements                                                       2,326                2,665
     Payments in advance                                                   3,441                1,545
     Trade payables                                                       18,630               10,250
     Bills of exchange payable                                             4,886                3,784
     Other payables                                                       10,186                6,744
     Amounts due on finance leases                        (23)                 0                    0
                                                                     -----------         ------------
                                                                          94,252               76,482
Deferred income                                                              162                   31
                                                                     -----------         ------------
TOTAL EQUITY AND LIABILITIES                             (23,24)     $   119,840         $     97,029
                                                                     ===========         ============

HOHE GmbH & CO. KG
--------------------------------------------------------------------------------
CONSOLIDATED STATEMENTS OF INCOME



                                                                         March 31,           March 31,
In thousands                      Year Ended                Notes          1995                1994
------------------------------------------------------------------------------------------------------
Sales                                                        (15)     $    206,949          $  168,426
Increase/decrease(-) in finished goods and work
   in process inventories                                                     (440)             (2,324)
Other capitalized costs                                                        607                 267
Other operating income                                       (16)            3,030               2,165
                                                                      ------------          ----------
                                                                           210,146             168,534
Cost of materials                                            (17)
       Raw materials, supplies and
       merchandise                                                         107,421              81,610
       Purchased services                                                    3,143               2,277
                                                                      ------------          ----------
                                                                           110,564              83,887
                                                                            99,582              84,647

Personnel expenses                                           (18)
       Wages and salaries                                                   50,959              47,050
       Social security and pension expense                                   9,616               9,506
                                                                      ------------          ----------
                                                                            60,575              56,556
Depreciation on intangible and tangible fixed                (19)
   assets and capitalized business start-up expenses                         7,196               7,389
Other operating expenses                                                    22,423              17,577
                                                                      ------------          ----------
                                                                            90,194              81,522
                                                                             9,388               3,125


Income from loans carried as financial assets                                    0                 214
Other interest and similar income                                              722                 363
Interest and similar expense                                 (20)            5,964               6,325
Payments to silent partners                                  (21)            2,168               1,349
                                                                      ------------          ----------
                                                                            (7,410)             (7,097)
                                                                      ------------          ----------
Profit (loss) on ordinary activities                                         1,978              (3,972)
Net extraordinary items                                                          0                  63
Taxes on income trade taxes                                                    643                 178
Other taxes                                                                    144                 155
Partnership net income/(loss)                                                1,191              (4,368)
Minority interest in profit                                                    112                  68
                                                          (22,23,     ------------          ----------
Consolidated partnership net income/(loss)                 24)        $      1,079          $   (4,436)
                                                                      ============          ==========

HOHE GmbH & CO. KG
--------------------------------------------------------------------------------
CONSOLIDATED STATEMENTS OF CASH FLOWS



                                                                       March 31,            March 31,
In thousands                      Year Ended                             1995                 1994
-----------------------------------------------------------------------------------------------------
Net income (loss)                                                     $    1,079           $   (4,436)
Depreciation charge                                                        7,196                7,389
Other non-cash expense items                                                 597                  424
                                                                      ----------           ----------
INTERNAL FINANCING                                                         8,872                3,377
Increase (decrease) in current accruals                                   (1,792)               5,045
Gains on disposal of fixed assets                                             (6)                 (33)
(Increase) decrease in inventories, trade receivables and
sundry other assets                                                       (3,135)                 277
Increase(decrease) in trade payables and sundry other
liabilities                                                                9,173                 (662)
                                                                      ----------           ----------
CASH PROVIDED BY OPERATING ACTIVITIES                                     13,112                8,004
Proceeds from sales of fixed assets                                        1,887                  162
                                                                      ----------           ----------
Payments for purchases of tangible fixed assets                           (4,707)              (3,793)
                                                                      ----------           ----------
CASH USED FOR INVESTING ACTIVITIES                                        (2,820)              (3,631)
Proceeds from borrowing                                                      642                4,951
Payments of loans and other borrowing                                     (8,090)              (4,240)
Payments to shareholder's (partners)                                      (2,255)              (4,745)
                                                                      ----------           ----------
NET CASH USED IN FINANCING ACTIVITIES                                     (9,703)              (4,034)
                                                                      ----------           ----------
Net Increase in cash and cash equivalents                                    589                  339
Cash and cash equivalents, beginning of year                                 402                   63
                                                                      ----------           ----------
Cash and cash equivalents, end of year                                $      991           $      402
                                                                      ==========           ==========




NOTE: Corresponding to German auditor's requirement, our audit report to the consolidated financial statements at March 31, 1995, includes the cash flow of Hohe group on the basis of accounting principles generally accepted in Germany (International Accounting Standards - "IAS"). The cash flow of Hohe group at March 31, 1994, was subsequently calculated using the same method. In our opinion, the determination of the cash flow is widely in accordance with US GAAP (see IAS 7).

The payments to shareholders (partners) in 1993/1994 were essentially connected with guarantees given to creditors of the former FMB Group.

                         HOHE GMBH & CO. KG, COLLENBERG

              NOTES TO THE 1995 CONSOLIDATED FINANCIAL STATEMENTS

GENERAL INFORMATION

Hohe GmbH & Co. KG, Collenberg ("the Company"), is a parent company and as such has prepared consolidated financial statements as of March 31, 1995 and a group management report, as required by section 11 of the German Law on Disclosure Requirements for Large Enterprises ("PublG"). The consolidated includes all subsidiaries required to be consolidated.

The consolidated financial statements have been prepared in conformity with the provisions of the PublG and the German Commercial Code. Format and account classifications in the consolidated balance sheet comply with the requirements applicable to the legal form in which the Company is organized.

COMPANIES INCLUDED IN CONSOLIDATION

The consolidated financial statements included Hohe GmbH & Co. KG, Collenberg, and the following eight (prior year six) companies. Consolidation was done in accordance with the rules on "comprehensive consolidation".


 COMPANY                                                      LOCATION OF PRINCIPAL PLACE      PERCENTAGE OF
                                                              OF BUSINESS                       CAPITAL HELD
------------------------------------------------------------------------------------------------------------
 Hohe Neunkirchen Verwaltungs GmbH                            Neunkirchen                          100.0
 Hohe Neunkirchen GmbH & Co. KG                               Neunkirchen                          100.0
 Hohe Schleiz Verwaltungs GmbH                                Schleiz                              100.0
 Hohe Schleiz GmbH & Co. KG                                   Schleiz                              100.0
 Hohe FMB Fabrica Mecanica Barcelonese S.A.                   Barcelona Spain                       65.0
 Hohe I.C.A. Industria de Componentes para Automovels.        Palmela, Portugal                     97.2
 Lda.
 Factron AG                                                   Vaduz, Liechtenstein                 100.0
 Hohe Anteilstreuhand GmbH                                    Frankfurt                            100.0


The Portuguese subsidiary formed in 1993 is still in the start-up phase. The buildings are currently being used as a distribution warehouse. Consolidation was based on unaudited financial statements as of December 31, 1994.

The shares in Factron AG, Vaduz, the company leasing the property in Barcelona to Hohe FMB S.A., were transferred to the Company in FY 95 by Paul Hohe. Consolidation of this company was based on unaudited financial statements as of December 31, 1994.

Hohe Anteilstreuhand GmbH (formerly "EUTERPE" Vermogensverwaltungs-and Beteiligungs GmbH) was acquired in FY 95. With the exception of $7,000, the limited partner shares and the shares in Hohe Verwaltungs GmbH have been transferred to this company. With the admission of Donnelly, Hohe Anteilstreuhand GmbH has served its purpose. Consolidation was based on unaudited financial statements as of December 31, 1994.

METHOD OF CONSOLIDATION

The assets and liabilities included in the consolidated financial statements are valued and disclosed for the most part in accordance with uniform group policies.

In preparing the Hohe consolidated DM financial statements, the balance sheets and statements of income of foreign subsidiaries were translated at the middle rate in operation at the applicable balance sheet date (March 31, 1995 or December 31, 1994). See Note 25 for information regarding the method of translation of the DM denominated financial statements into dollars.

Intercompany receivables and payables have been eliminated. Intercompany profits on supplies of goods and services were not material, and were therefore not eliminated.

Revenue from intercompany sales, and other items of intercompany income, have been eliminated against the related cost as recorded by the purchasing company. Capital consolidation was done by the book value method set out in section 301(1) paragraph 1 Commercial Code, based on values at the date of first consolidation. Debit balances arising on consolidation were added to goodwill or tangible fixed assets according to their nature, or ($1.7 million) offset against partners' equity. Differences representing goodwill are written off over a period of four years.

ACCOUNTING AND VALUATION METHODS

Business start-up and expansion expense were subject to systematic depreciation over a period of four years.

Intangible and tangible fixed assets are stated at purchase or manufacturing cost less systematic depreciation provided on a straight-line basis.

In addition, $1.0 million of special depreciation was provided by the Company on the galvanizing building and the equipment it contains.

Useful lives of buildings vary between 20 and 50 years, those of technical equipment and machinery, and other equipment, factory and office equipment between 5 and 10 years. Fixed assets purchased second hand are assumed to have useful lives of up to 4 years. Low-value fixed assets costing not more than $580 each (at the 3/31/95 exchange rate) excluding VAT are written off completely in the year of acquisition.

Loans receivable are stated at the amounts disbursed less any repayments. Credit balances with insurance companies included under loans are stated at the surrender value of the respective policies.

Inventories are valued at weighted average purchase price.

Manufacturing cost of finished goods and work in process includes materials consumption and direct labor, and part of manufacturing overhead and administrative expenses.

Advanced payments are stated at the amounts disbursed.

Receivables and other assets are stated at nominal or face amount, less individual valuation allowances provided to reflect specific risks of loss and a general allowance to cover general credit risks. Long-term non-interest-bearing assets are stated net of interest.

Pension accruals are calculated by the "Teilwert" method described in section 6a of the German Income Tax Law (roughly equivalent to the "entry-age normal" method) using actuarial methods and applying the interest rate of 6% required by that statute.

Other accruals are set up to cover all identifiable risks and uncertain liabilities, at the amounts expected to be lost or to become payable.

Accounts payable are stated at the amounts actually (re)payable.

Receivables and payables denominated in foreign currencies are translated at the lower (receivables) or higher (payables) of the historical rates or the rates in operation at the balance sheet date. No exchange losses were realized between the balance sheet date and preparation of the balance sheet.

NOTES TO THE CONSOLIDATED BALANCE SHEET

(1)      The capital contributions unpaid at March 31, 1994 were paid in FY 95.

(2) An analysis of fixed assets and FY 95 depreciation and amortization expense by fixed asset category is given in the consolidated statement of movements in fixed assets and related depreciation presented on the following page. The statement included details of business start-up and expansion expense, which at March 31, 1995 has been almost completely written off.

(3) Other loans ($9.4 million) include $6.8 million of refinancing and lessee loans to leasing companies.

         At March 31, 1994, other loans included a loan of $525 thousand to Factron AG. In FY 95 the shares in Factron were acquired by the Company, and the loan is therefore shown under "disposals".

         In FY 95, the surrender value of life insurance policies ($1.3 million) was recorded as an asset. This was necessary because of a field audit conducted by the tax authorities, and is the first time such an asset has been recorded by the Company.

(4)      Trade receivables are all due during FY 96.

FIXED ASSET MOVEMENT SCHEDULE AS OF MARCH 31, 1995


                                              Purchase or manufacturing cost                    Depreciation
                               -----------------------------------------------    -------------------------------------------------
                               April                                    March     April                                      March
                                 1,                          Reclassif-  31,        1,                             Reclassif-  31,
 $'s in thousands              1994     Additions  Disposals ications   1995      1994     Additions    Disposals   ications  1995
-----------------------------------------------------------------------------     -------------------------------------------------
 Business start-up and
 expansion cost                   727         0        771       0        (44)       723         1          771         0       (47)
                               ------    ------      -----    ----     ------     ------     -----        -----       ---    ------
 INTANGIBLE ASSETS
 Concessions and licenses         771       192        269      11        705        308       317          138         4       491
 Goodwill                         259         0        173       0         86        192        16          173         0        35
 Advance payments on
 intangible assets                116         0        125       0         (9)         0         0            0         0         0
                               ------    ------      -----    ----     ------     ------     -----        -----       ---    ------
                                1,146       192        567      11        782        500       333          311         4       526
 TANGIBLE ASSETS
 Land and buildings            38,988     3,787      1,655       7     41,127      9,993     2,164          722         0    11,435
 Plant and machinery           22,120     1,270      2,707     109     20,792     16,028     1,786        1,993       (11)   15,810
 Fixtures and fittings         24,335     2,149      2,054      24     24,454     17,671     2,912        1,825         6    18,764
 Payments in advance and
 construction in progress       1,665     1,238          0    (156)     2,747        213         0            0         0       213
                               ------    ------      -----    ----     ------     ------     -----        -----       ---    ------
                               87,108     8,444      6,416     (16)    89,120     43,905     6,862        4,540        (5)   46,222
 INVESTMENTS
 Other loans                    6,579     2,491      1,168       0      7,902          0         0            0         0         0
                               ------    ------      -----    ----     ------     ------     -----        -----       ---    ------
                               95,560    11,127      8,922      (5)    97,760     45,128     7,196        5,622        (1)   46,701



Continued on following page.

                                    Exchange Differences        Net Book Values
                                    --------------------    ----------------------
                                    April 1,   March 31,    March 31,    March 31,
 $'s in thousands                    1994        1995         1994         1995
--------------------------------------------------------    ----------------------
 Business start-up and
 expansion cost                        (3)         (2)           1            1
                                     ----       -----       ------       ------
 INTANGIBLE ASSETS
 Concessions and licenses             (14)         58          449          272
 Goodwill                               0          12           67           63
 Advance payments on
 intangible assets                      0           9          116            0
                                     ----       -----       ------       ------
                                      (14)         79          632          335
 TANGIBLE ASSETS
 Land and buildings                     1       6,175       28,996       35,867
 Plant and machinery                 (431)        496        5,661        5,478
 Fixtures and fittings                (69)      1,155        6,595        6,845
 Payments in advance and               (1)        444        1,451        2,978
 construction in progress            (500)      8,270       42,703       51,168
                                     ----       -----       ------       ------
 INVESTMENTS
 Other loans                            0       1,552        6,579        9,454
                                     ----       -----       ------       ------
                                     (517)      9,899       49,915       60,958



(5) Other assets ($0.9 million) includes $0.3 million of recoverable value added tax on inputs.

         $0.1 million of other assets mature after more than one year from the balance sheet date.

(6) Prepaid expenses and deferred charges ($1.7 million) consisted primarily of unamortized debt discount ($0.4 million) and prepaid rent ($0.8 million). $0.7 million of the total disclosed under this caption represents FY 96 expense.

(7) Withdrawals and losses not covered by capital contributions amounted at March 31, 1995 to $4.7 million. The improvement of $2.2 million compared to the previous year was due to contributions of capital by limited partners and the FY 95 consolidated net income of $1.1 million.

(8) Partners' equity (capital contributions and retained earnings) has been reduced to zero in the balance sheet by offset against the debit balances arising on capital consolidation and partners' withdrawals. Further withdrawals, net of net income for the year, are shown on the equity side of the balance sheet (see note 7).

(9) Silent partner's capital contributions ($14.4 million) consisted of several amounts requiring individual comment.

         On admission of the new limited partner, Donnelly Holding GmbH, $11.4 million became due for repayment, as agreed, on May 31,1995. The letters of subordination for $11.4 million received at the previous year-end were still operative at March 31, 1995.

         The silent partners have been/will be repaid largely out of the loan of $14.5 million from Donnelly Corporation.

         Donnelly Corporation has issued a letter of subordination for this loan.

         To improve the financial structure of the Company, Donnelly Corporation is to grant a further loan of $14.5 million.

         The silent partner capital contribution of $1.8 million for which a call for repayment was received in FY 95 will be repaid on September 30, 1995, as provided in the agreement.

         The remaining $1.2 million from the silent partner of Hohe Neunkirchen GmbH & Co. KG will be available until September 30, 2002, reduced by quarterly repayment installments of $60,000 starting December 30, 1997.

(10) Minority interest ($0.3 million ) consisted of interests of outside shareholders in capital and reserves ($0.2 million) and in the FY 95 profit ($0.1 million).

(11) Pension accruals ($0.4 million) relate to a pension promised to one of the partners the year before.

(12)     Accrued taxes ($2.0 million) include $1.2 million of deferred taxes.

(13) Other accruals ($11.1 million) include $3.3 million provided in respect of contingent liabilities and $4.9 million in respect of unused vacation entitlements and other personnel expenses.

(14)     Accounts payable are due for payment as follows:

                                                                              Less than
                                                                               1 YEAR
                                                              Less than       Less than
                                                             or equal to     or equal to    Less than
                                                               1 YEAR          5 YEARS       5 YEARS       TOTAL
                                                              $'s '000        $'s '000       $'s '000     $'s '000
                                                              --------        --------       --------     --------
         Amounts owed to banks                                  36,753         10,294         3,575       50,622
         Amounts owed to insurance companies                       170            617         3,374        4,161
         Amounts owed under hire-purchased agreements              958          1,368             0        2,326
         Payments received on account of orders                  3,441              0             0        3,441
         Trade payable                                          18,630              0             0       18,630
         Bills of exchange payable                               4,886              0             0        4,886
         Other payables                                         10,186              0             0       10,186
                                                                75,024         16,926         9,578       94,252


         Amounts owed to banks due in not more than one year include $2.5 million covered by adjustment warrants given by the Company.

         Other payables include $1.5 million for taxes and $2.2 million for social security contributions.

         To secure loans and leasing obligations, land charges and mortgages totaling $76.7 million have been given and a security interest in machinery and other plant and equipment has been granted.

         Other financial commitments not disclosed in the balance sheet or by way of footnote exist in the form of leasing obligations, adjustment warrants and the like. At the balance sheet date the present value of the leasing obligations, discounted at 8%, was $15.1 million.

NOTES TO THE CONSOLIDATED STATEMENTS OF INCOME

(15) Sales ($207.0 million) consisted mostly of revenue from the sale of rearview mirrors to automotive manufacturers in Germany and other countries. Excluding intercompany sales, $14.3 million of total mirror sales was realized by the Spanish and Portuguese subsidiaries.

(16) Other operating income ($3.0 million) included primarily the gain on the recording as an asset of the surrender value of life assurance policies ($1.2 million) and reversals of accruals ($0.3 million).

(17) Cost of materials ($110.6 million) consisted of $107.4 million of raw materials, supplies and merchandise and $3.1 million of purchased services.

(18) Personnel expenses consisted of wages and salaries ($51.0 million) and social security and pension expense ($9.6 million); pension expense amounted to $0.1 million.

(19) Depreciation ($7.2 million) consisted of systematic straight-line depreciation ($6.2 million) and special depreciation ($1.0 million).

(20) Interest and similar expense ($6.0 million) was paid mainly on loans and overdrafts. $4.4 million was paid by the Company.

(21) Payments to silent partners consisted of the variable compensation for the previous year and the fixed and variable compensation for FY 95.

(22) Consolidated partnership net income for the fiscal year 1995 was affected chiefly by extraordinary reconstruction costs and by consultant costs of $4.4 million.

US GAAP ADJUSTMENTS

 (23) Due to the difference in accounting requirements under German standards and US GAAP, virtually all leases classified as operating leases by Hohe needed to be reclassified as capital leases for US GAAP purposes. The effect of this adjustment for leases on the balance sheet is shown in the table on the following page (Table I). It is assumed for purposes of this calculation that the useful lives of the assets over which they would be depreciated are the same as the lease terms. Therefore, leasing charges are assumed to approximate the depreciation that would have been recognized if the assets had been capitalized plus the interest element of the financing, with any differences deemed immaterial. The amount to be capitalized for these leases was determined by calculating the present value of the future minimum lease payments using a discount rate of 8%.

         The above mentioned calculation includes two land leases, classified for capitalization for US GAAP purposes. An additional adjustment is calculated to add back to retained earnings the past leasing charge net of the interest element to take account of the fact that land is not depreciated. This adjustment is made to the 'Withdrawals and losses not covered by capital contributions account' in the table on the following page. The current year lease interest is shown as an adjustment to current year net income in the table on the following page (Table II).

(24) An adjustment to recognize a deferred tax asset has been calculated as a reconciling item to US GAAP. This asset is related to a loss carryforward. Due to the improved profitability of Hohe, it is expected that this loss carryforward will be able to be utilized and provide a future tax benefit to Hohe. The effects of this adjustment on the balance sheet and income statement are shown in the tables on the following page (Table I & II).

TABLE I                                                                                             Adjusted
US GAAP BALANCE SHEET ADJUSTMENTS                    Balances at       Capital         Deferred    Balances at
---------------------------------                     March 31,         Lease            Tax        March 31,
$'s in thousands                                        1995          Adjustment      Adjustment      1995
--------------------------------------------------------------------------------------------------------------
ASSETS:
Tangible assets
    Land and buildings                                  35,867          8,168                         44,035
    Plant and machinery                                  5,478          6,457                         11,935

Deferred taxation asset                                      0                           542             542

TOTAL ASSETS                                           119,840         14,625            542         135,007

EQUITY AND LIABILITIES:
Withdrawals and losses not covered by
    capital contributions                               (8,043)           692            436          (6,915)

Translation gains and losses                                              138            106             244

Amounts due on finance leases                                0         13,795                         13,795

TOTAL EQUITY AND LIABILITIES                           119,840         14,625            542         135,007



TABLE II

US GAAP NET INCOME ADJUSTMENTS                                    Year Ended
------------------------------                                     March 31,
$'s in thousands                                                      1995
------------------------------------------------------------------------------
Net income as shown in the financial statements                          1,079

Items having the effect of increasing reported income:

    Land leased but not depreciated                                         95


Items having the effect of decreasing reported income:

    Deferred tax                                                          (141)

                                                                 -------------
Net income according to US GAAP                                          1,033


(25) These financial statements were translated from DM's to dollars by the Registrant. All balance sheet accounts, except equity accounts, which were translated at assumed historical rates, were translated at the middle rate in effect at the applicable balance sheet date. The income statements were translated using the average exchange rate for the corresponding year. Translation gains and losses are reported as a separate component of equity.

OTHER PARTICULARS

The average number of persons employed by the Hohe Group in FY 95 (FY94) was 1,727 (1,773), comprising 1,358 (1,379) wage earners and 369 (394) salaried staff.

                         HOHE GMBH & CO. KG, COLLENBERG

              NOTES TO THE 1994 CONSOLIDATED FINANCIAL STATEMENTS

GENERAL INFORMATION

Being a parent company Hohe GmbH & Co. KG, Collenberg, has prepared consolidated financial statements as of March 31, 1994, and a group management report pursuant to Section 11 German Disclosure Law (PublG) which include all subsidiaries to be consolidated.

Regarding the classification of the consolidated balance sheet, the consolidated financial statements prepared pursuant to the regulations of the PublG and the German Commercial Code observe the regulations specific to the company's legal form.

COMPANIES INCLUDED IN CONSOLIDATION

Apart from Hohe GmbH & Co. KG, Collenberg, the following six (previous year five) enterprises were included in the consolidated financial statements according to the principles of comprehensive consolidation:


 COMPANY                                                       LOCATION OF PRINCIPAL PLACE      PERCENTAGE OF
                                                               OF BUSINESS                      CAPITAL HELD
-------------------------------------------------------------------------------------------------------------
 Hohe Neunkirchen Verwaltungs GmbH                             Neunkirchen                          100.0
 Hohe Neunkirchen GmbH & Co. KG                                Neunkirchen                          100.0
 Hohe Schleiz Verwaltungs GmbH                                 Schleiz                              100.0
 Hohe Schleiz GmbH & Co. KG                                    Schleiz                              100.0
 Hohe FMB Fabrica Mecanica Barcelonese S.A.                    Barcelona, Spain                      65.0
 Hohe I.C.A. Industria de Componentes para Automovels. Lda.    Palmela, Portugal                     97.2

The investment company established in Portugal in 1993 is in its start-up phase; the commencement of production is scheduled for the end of 1994. Consolidation was based on unaudited interim financial statements as of December 31, 1993.

METHODS OF CONSOLIDATION

The assets and liabilities of the consolidated enterprises included in the consolidated financial statements are mainly valued and reported according to uniform group principles.

When preparing the Hohe consolidated DM financial statements, the balance sheets and the statements of income of the foreign subsidiaries were translated at the middle rate prevailing on the balance sheet date or the date of the interim financial statements as of December 31, 1993. See Note 25 for information regarding the method of translation of the DM denominated financial statements into dollars.

Receivables and liabilities between the consolidated companies were eliminated. Intercompany profits for deliveries and services affected between group companies were not eliminated due to their minor significance.

Intergroup sales and other intergroup income were offset against the respective expenses.

Capital consolidation was made on the basis of the book value method pursuant to Section 301, para. (1), no. 1 German Commercial Code at the date of the first consolidation. Debit differences were disclosed as goodwill in accordance with their economic character or were deducted from equity at the amount of $1.6 million. Where the differences are disclosed as goodwill they are amortized over a period of four years.

ACCOUNTING AND VALUATION METHODS

Accounting was made assuming the going concern of the group - taking into account the deeds of postponement issued by dormant partners, the schedule capital increase and the initiated restructuring measures.

Start-up and business expansion expenses were subject to systematic depreciation over four years. Intangible assets and tangible assets were reported at purchased or manufacturing costs reduced by systematic depreciation according to the straight-line methods. Furthermore, the tangible assets to be sold in the following year (electronics production) were adjusted to the expected sales proceeds by way of extraordinary deprecation. The useful lives of buildings are between 20 and 50 years, while technical equipment and machines as well as other equipment and plant and office equipment have useful lives of between 5 and 10 years. For fixed assets acquired second hand a useful life of up to four years is assumed. Low-value tangible assets were written down to their full amount in the year of their acquisition.

Loans are reported at the net loan proceeds reduced by redemption payments if applicable. Balances with insurance companies included in the loans are reported at the cash surrender value.

Inventories are valued on the basis of the weighted average purchase prices.

Manufacturing costs of finished goods and work in process include not only materials usage and direct labor but also partly indirect manufacturing overhead and administrative expenses.

Advanced payments are reported at the amounts paid out.

RECEIVABLES AND OTHER ASSETS are reported at their nominal value. For customer-related non-payment risks itemized allowances and for the general credit risk a general allowance were deducted from receivables. Long-term non-interest-bearing assets were discounted.

PENSIONS ACCRUALS are reported at their actuarial present value applying a capitalization yield of 6%.

OTHER ACCRUALS take into account all foreseeable risks and contingent liabilities to the extent of the expected utilization.

ACCOUNTS PAYABLE are carried at the amount repayable.

Receivables and liabilities denominated in foreign currencies were recorded at purchase rates. Valuation at the rate prevailing as of the balance sheet date was made only if in case of receivables this value was lower than the purchase cost or in case of liabilities higher than the purchase cost. Between the balance sheet date and the preparation of the balance sheet no exchange losses have occurred.

NOTES TO THE CONSOLIDATED BALANCE SHEET

(1) UNPAID CAPITAL CONTRIBUTIONS have been called in and relate to liable capital ($0.3 million) of the limited partner Paul Hohe.

(2) The individual items of the FIXED ASSETS including depreciation of the business year are presented in the fixed-asset movement schedule, see following page. The presentation includes BUSINESS START-UP AND EXPANSION EXPENSES. As of March 31, 1994 this item was mainly written off.

(3) OTHER LOANS include refinancing and tenants' loans to leasing companies at an amount of $6.1 million and one loan to the affiliate Factron AG, Vaduz, amounting to $0.5 million.

(4) TRADE RECEIVABLES are due at short notice except for claims of $0.1 million with a remaining time to maturity of more than one year.

(5) OTHER ASSETS ($1.7 million) include as a main item an unsecured loan amounting to $0.6 million to FMB Faulbacher Management und Betriebstechnik GmbH & Co. Maschinenbau KG, Faulbacher, which has gone bankrupt as well as interest receivables amounting to $0.2 million from Paul Hohe. Assets at a total amount of $0.1 million have a remaining time to maturity of more than one year.

(6) PREPAID EXPENSES ($1.7 million) include as main items disagio amounts ($0.4 million) and rent advances ($0.7 million). $0.7 million of the amount disclosed will affect the result in the following year.

(7) The item WITHDRAWALS AND LOSSES NOT COVERED BY CAPITAL CONTRIBUTIONS ($6.9 millions) is at $4.4 million attributable to the net loss for the year 1993/94 and at $2.4 million to withdrawals exceeding contributions. The withdrawals of $12.1 million were mainly made for affiliates and mainly include at $5.6 million liability risks resulting from guarantees towards banks and leasing companies.

         By entry in the land register dated May 16, 1994, the contribution of Paul Hohe (real estate in Dorfprozelten) amounting to $1.1 million was made. A further contribution is to be made after Factron AG, which is owned by Paul Hohe, is sold. Factron AG which owns the real estate used by Hohe FMB Barcelona is to be acquired by Hohe KG. At present, it is not possible to state an amount for the purchase price or the value of the contribution.

FIXED ASSET MOVEMENT SCHEDULE AS OF MARCH 31, 1994


                                            Purchase or manufacturing cost                             Net Book Values
                                         ----------------------------------------                      ---------------
                                                                                                              March  March   Current
                                         April 1,                          Reclassi-   Accumul.   Exchange     31,     31,    Year
 $'s in thousands                         1993     Additions   Disposals   fications   Deprec.   Differences  1993   1994    Deprec.
------------------------------------------------------------------------------------------------------------------------------------
 Business start-up and expansion cost       762          0          0          0         723         (38)        2       1         2
                                         ------      -----      -----       ----      ------      ------    ------  ------    ------
 INTANGIBLE ASSETS
 Concessions and licenses                   606        186          0          7         308         (42)      481     449       319
 Goodwill                                   272          0          0          0         192         (13)       86      67        25
 Advance payments on intangible assets      129          0          0         (7)          0          (6)      129     116         0
                                         ------      -----      -----       ----      ------      ------    ------  ------    ------
                                          1,007        186          0          0         500         (61)      696     632       344

 TANGIBLE ASSETS
 Land and buildings                      40,529        392         36          0       9,993      (1,896)   31,809  28,996     2,804
 Plant and machinery                     22,428        874        177         43      16,028      (1,479)    7,961   5,661     4,404
 Fixtures and fittings                   24,545      1,256        514        195      17,671      (1,216)    8,554   6,595     4,815
 Payments in advance and construction
  in progress                             1,640        339          0       (238)        213         (77)    1,416   1,451         0
                                         ------      -----      -----       ----      ------      ------    ------  ------    ------
                                         89,142      2,861        727          0      43,905      (4,668)   49,740  42,703    12,023

 INVESTMENTS
 Other loans                              3,493      4,011        773          0           0        (152)    3,493   6,579         0
                                         ------      -----      -----       ----      ------      ------    ------  ------    ------
                                         94,404      7,058      1,500          0      45,128      (4,919)   53,931  49,915    12,369


(8) EQUITY (liable capital and profits brought forward) was set off against a debit difference arising from capital consolidation and against withdrawals of the shareholders up to the amount disclosed. Further withdrawals and the net loss for the year are shown on the equity side of the balance sheet (see note 7).

(9) Most of the SILENT PARTNER'S CAPITAL CONTRIBUTIONS ($14.4 million) are available in the long run. The interest on these contributions includes a fixed and a profit-related share. The profit-related share is not payable in years of loss, however, a retrospective payment of this share is agreed for years recording a profit. There are deeds of postponement for contributions of $11.4 million.

(10) The MINORITY INTERESTS ($0.2 million) includes the share in capital and reserves attributable to the other shareholders ($0.1 million) as well as shares in the results 1993/94 ($0.1 million).

(11) PENSION ACCRUALS ($0.3 million) relate to a pension commitment for a shareholder entered into the year under review.

(12)     At $1.0 million TAX ACCRUALS ($1.4 million) include deferred taxes.

(13) OTHER ACCRUALS ($11.2 million) are at $5.6 million attributable to liability risks and furthermore to contingent liabilities, as for example, holidays not taken, outstanding bonus payments, expense relating to tool-making.

(14)     ACCOUNTS PAYABLE show the following time to maturity:


                                                                            LESS THAN
                                                                             1 YEAR
                                                            LESS THAN OR    LESS THAN
                                                             EQUAL TO      OR EQUAL TO     LESS THAN
                                                              1 YEAR         5 YEARS        5 YEARS       TOTAL
                                                             $'s '000        $'s '000       $'s '000     $'s '000
         --------------------------------------------------------------------------------------------------------
         Amounts owed to banks                                 25,878         15,626         6,386       47,890
         Amounts owed to insurance companies                      134            489         2,981        3,604
         Amounts owed under hire-purchased agreements             836          1,829             0        2,665
         Payments received on account of orders                 1,545              0             0        1,545
         Trade payables                                        10,250              0             0       10,250
         Bills of exchange payable                              3,784              0             0        3,784
         Other payables                                         6,744              0             0        6,744
                                                               49,171         17,944         9,367       76,482


         $1.1 million of other liabilities relate to taxes while $1.8 million relate to social security and similar obligations.

         As collateral for loans, land charges amounting to $57.6 million were provided. Furthermore, machines and machinery are assigned as collateral.

         Other financial commitments which are not reported or disclosed in the balance sheet respectively, exist in the form of leasing commitments, debtor warrant bonds and similar obligations. The present value of the leasing commitments was - applying an interest rate of 8% - $15.7 million as of the balance sheet date.

         Due to a waiver signed in 1993/94 debtor warrant bonds were issued for liabilities to banks at an amount of $4.3 million. According to agreement the commitments are revived if they can be serviced from future net income for the year, from a realization profit or from future assets exceeding the other liabilities of Hohe GmbH & Co. KG.

         There is one other commitment towards silent partners at an amount of $0.4 million which is to be met from future profits.

COMMENTS ON THE CONSOLIDATED STATEMENT OF INCOME

(15) SALES ($168.4 million) mainly from the sale of rear-view mirrors to domestic and foreign vehicle manufacturers; proceeds from the sale of electronic products are included at an amount of $9.1 million. The proceeds from rear-view mirrors are at $6.6 million attributable to the Spanish subsidiary.

(16) OTHER OPERATING INCOME ($2.2 million) include the release of accruals at an amount of $1.0 million and investment subsidies at an amount of $0.2 million.

(17) COST OF MATERIALS ($83.9 million) are at $81.6 million attributable to raw materials, consumables and supplies and purchased merchandise while $2.3 million are attributable to cost of purchased services.

(18) PERSONNEL EXPENSES include expenses for wages and salaries ($47.0 million) as well as social security and pension costs ($9.5 million); expenses in respect of old age pensions amounted to $0.3 million.

(19) DEPRECIATION includes systematic depreciation according to the straight-line method at $5.8 million and at $1.6 million extraordinary depreciation on fixed assets relating to the electronics production which were sold at the beginning of the business year 1994/95.

(20) INTEREST AND SIMILAR EXPENSES ($6.3 million) mainly result from loans and credits on current account. Hohe GmbH & Co. KG has expended $4.4 million.

(21) PAYMENTS TO SILENT PARTNERS result from individual contractual agreements and relate to the fixed share payable in years of loss.
         The profit-related share ($0.4 million) are to be paid retrospectively in years recording a profit.

(22)     N/A

US GAAP ADJUSTMENTS

(23) Due to the difference in accounting requirements under German standards and US GAAP, virtually all leases classified as operating leases by Hohe needed to be reclassified as capital leases for US GAAP purposes. The effect of this adjustment for leases on the balance sheet is shown in the table on the following page (Table I). It is assumed for purposes of this calculation that the useful lives of the assets over which they would be depreciated are the same as the lease terms. Therefore, leasing charges are assumed to approximate the depreciation that would have been recognized if the assets had been capitalized plus the interest element of the financing, with any differences deemed immaterial. The amount to be capitalized for these leases was determined by calculating the present value of the future minimum lease payments using a discount rate of 8%.

         The above mentioned calculation includes two land leases, classified for capitalization for US GAAP purposes. An additional adjustment is calculated to add back to retained earnings the past leasing charge net of the interest element to take account of the fact that land is not depreciated. This adjustment is made to the 'Withdrawals and losses not covered by capital contributions account' in the table on the following page. The current year lease interest is shown as an adjustment to current year net income in the table on the following page (Table II).

(24) An adjustment to recognize a deferred tax asset has been calculated as a reconciling item to US GAAP. This asset is related to a loss carryforward. Due to the improved profitability of Hohe, it is expected that this loss carryforward will be able to be utilized and provide a future tax benefit to Hohe. The effects of this adjustment on the balance sheet and income statement are shown in the tables below (Table I & II).


TABLE I
US GAAP BALANCE SHEET ADJUSTMENTS                                                                     Adjusted
---------------------------------                    Balances at        Capital        Deferred      Balances at
                                                      March 31,          Lease            Tax         March 31,
$'s in thousands                                        1994           Adjustment      Adjustment       1994
----------------------------------------------------------------------------------------------------------------
ASSETS:
Tangible assets
    Land and buildings                                  28,996            7,775                         36,770
    Plant and machinery                                  5,661            7,704                         13,365

Deferred taxation asset                                      0                             579             579

TOTAL ASSETS                                            97,029           15,479            579         113,087

EQUITY AND LIABILITIES:
Withdrawals and losses not covered by
    capital contributions                               (6,915)             598            576          (5,741)

Translation gains and losses                                 0                0              3               3

Amounts due on finance leases                                0           14,881                         14,881

TOTAL EQUITY AND LIABILITIES                            97,029           15,479            579         113,087




TABLE II
US GAAP NET INCOME ADJUSTMENTS                                    Year Ended
------------------------------                                    March 31,
$'s in thousands                                                     1994
-----------------------------------------------------------------------------
Net income as shown in the financial statements                        (4,436)

Items having the effect of increasing reported income:


    Land leased but not depreciated                                        88
    Deferred tax asset                                                    576
                                                                 ------------
Net income according to US GAAP                                        (3,772)



(25) These financial statements were translated from DM's to dollars by the Registrant. All balance sheet accounts, except equity accounts, which were translated at assumed historical rates, were translated at the middle rate in effect at the balance sheet date. The income statements were translated using the average exchange rate for the corresponding year. Translation gains and losses are reported as a separate component of equity.

OTHER COMMENTS
On average the Hohe Group employed 1,773 (previous year 2,024) people throughout the year. 1,379 people thereof (previous year 1,629) are industrial employees and 394 (previous year 395) are salaried employees.

ITEM 7 b.    PRO FORMA FINANCIAL INFORMATION

The Company's investment in Hohe GmbH & Co. KG will be accounted for using the equity method, with the results of Hohe's operations included in the Company's combined consolidated financial statements from the date of acquisition.

The following Pro Forma Condensed Combined Consolidated Balance Sheet is derived from the unaudited balance sheet of the Registrant including the results of Hohe as if the acquisition occurred on July 4, 1993 (the Company) and April 1, 1993 (Hohe). Also presented are the Pro Forma Condensed Combined Consolidated Statements of Income for the year ended July 2, 1994, including Hohe results for the year ended March 31, 1994, and the nine months ended April 1, 1995 including Hohe results for the nine months ended December 31, 1994, assuming the acquisition occurred at the beginning of the periods represented. The pro forma information presented is based on the historical financial statements of the Company and Hohe for the periods listed. Balance sheet related items are translated for purposes of these statements at the middle exchange rate at the balance sheet date and income related items are translated at the average exchange rate for the period presented.

The pro forma results are not necessarily indicative of the results which would have actually been attained if the acquisition had been consummated on the date indicated, or the results that may be expected in the future.

DONNELLY CORPORATION AND SUBSIDIARIES
--------------------------------------------------------------------------------
PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENT OF INCOME
(UNAUDITED)

                                                       July 2,
In thousands except share             Year ended        1994     Adjustments      Pro Forma
-------------------------------------------------------------------------------------------
NET SALES                                             $337,262                     $337,262

COSTS AND EXPENSES:
Cost of sales                                          263,630                      263,630
Selling, general and administrative                     37,965                       37,965
Research and development                                21,362                       21,362
Restructuring charges                                    1,184                        1,184
                                                      --------     -------         --------
   Operating income                                     13,121                       13,121
NON OPERATING EXPENSES (INCOME):
Interest expense                                         3,528     $ 1,144  5         4,672
Royalty income                                          (1,370)                      (1,370)
Other income, net                                          (45)       (826) 2,4        (871)
                                                      --------     -------         --------
   Income before taxes on income                        11,008        (318)          10,690
Taxes on income                                          3,334        (126) 6         3,208
                                                      --------     -------         --------
   Income before minority interest and
   equity earnings                                       7,674        (192)           7,482
Minority interest in net income of subsidiaries           (825)                        (825)
Equity in earnings (loss) of affiliated companies         (104)     (1,675) 3        (1,779)
                                                      --------     -------         --------
   Income before cumulative effect of change
   in accounting principle                            $  6,745     $(1,867)        $  4,878
                                                      ========     =======         ========


PER SHARE OF COMMON STOCK:
Income before cumulative effect of change
   in accounting principle                            $   0.87                     $   0.63

Weighted average number of shares outstanding            7,717                        7,717
                                                      ========                     ========

SEE ACCOMPANYING NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED).

DONNELLY CORPORATION AND SUBSIDIARIES
--------------------------------------------------------------------------------
PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENT OF INCOME
(UNAUDITED)

                                                     April 1
In thousands except share        Nine Months Ended    1995     Adjustments       Pro Forma
-------------------------------------------------------------------------------------------
Net sales                                           $281,909                      $281,909

COSTS AND EXPENSES:
Cost of sales                                        220,477                       220,477
Selling, general and administrative                   33,652                        33,652
Research and development                              17,132                        17,132
Restructuring charges (gain)                          (2,265)                       (2,265)
                                                    --------      ------          --------
   Operating income                                   12,913                        12,913
NON OPERATING EXPENSES (INCOME):
Interest expense                                       3,523       1,224  5          4,747
Royalty income                                        (1,872)                       (1,872)
Other income, net                                       (159)       (769) 2,4         (928)
                                                    --------      ------          --------
   Income before taxes on income                      11,421        (455)           10,966
Taxes on income                                        3,835        (169) 6          3,666
                                                    --------      ------          --------
   Income before minority interest and
   equity earnings                                     7,586        (286)            7,300
Minority interest in net income of subsidiaries           (9)                           (9)
Equity in earnings (loss) of affiliated companies        113       1,536  3          1,649
                                                    --------      ------          --------
   Net income                                       $  7,690      $1,250          $  8,940
                                                    ========      ======          ========


PER SHARE OF COMMON STOCK:
Income per share of common stock                    $   0.99                      $   1.16
                                                    ========                      ========

Weighted average number of shares outstanding          7,739                         7,739
                                                    ========                      ========

SEE ACCOMPANYING NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED).

DONNELLY CORPORATION AND SUBSIDIARIES
--------------------------------------------------------------------------------
PRO FORMA CONDENSED COMBINED CONSOLIDATED BALANCE SHEET - Unaudited

                                                          April 1
In thousands                                               1995      Adjustments      Pro Forma
-----------------------------------------------------------------------------------------------
ASSETS
CURRENT ASSETS:
Cash and cash equivalents                                 $  5,715                     $  5,715
Accounts receivable, less allowance of $676 and $562        50,505                       50,505
Inventories                                                 21,086                       21,086
Prepaid expenses and other current assets                   19,419                       19,419
                                                          --------     -------         --------
   Total current assets                                     96,725     $     0           96,725
Property, plant and equipment:                             158,259                      158,259
Less accumulated depreciation                               59,589                       59,589
                                                          --------     -------         --------
   Net property, plant and equipment                       333,992           0           98,670
Investments in and advances to affiliates                        0      17,638 1,2,3     17,638
Other long-term assets                                       8,087       3,454 1,2,4     11,541
                                                          --------     -------         --------
   Total assets                                           $438,804     $21,092         $224,574
                                                          ========     =======         ========
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable                                          $ 35,151                       35,151
Other current liabilities                                   21,658     $ 2,219 3,5,6     23,877
                                                          --------     -------         --------
   Total current liabilities                                56,809       2,219           59,028
Long-term debt, less current maturities                     56,404      16,347   1       72,751
Deferred income taxes and other                             10,704                       10,704
                                                          --------     -------         --------
   Total liabilities                                       123,917      18,566          142,483
                                                          --------     -------         --------
Minority interest                                            1,956                        1,956
SHAREHOLDERS' EQUITY:
Preferred stock                                                531                          531
Common stock                                                   781                          781
Other shareholders' equity                                  76,297       2,526 1,7       78,823
                                                          --------     -------         --------
   Total shareholders' equity                               77,609       2,526           80,135
                                                          --------     -------         --------
   Total liabilities and shareholders' equity             $203,482     $21,092         $224,574
                                                          ========     =======         ========

SEE ACCOMPANYING NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED).

NOTES TO PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

(1) To record the Company's original investment in Hohe including a (DM 20 million) loan advanced to Hohe and (DM 5 million) investment in Hohe, translated at the year end middle exchange rate. Both items are assumed to be financed for purposes of this pro forma presentation by incurrence of long-term debt. Translation gains and losses due to changes in the exchange rate are recorded as a separate component of stockholder's equity due to the long-term financing nature of both of these items. The Company also capitalized certain organizational costs relating to the acquisition.

                                                                                           Nine Months      Cumulative
                                                                           Year Ended         Ended         Adjustments
                                                                             July 2,         March 31,       at March 31,
                          $'s in thousands                                    1994             1995             1995
                          -----------------------------------------------------------------------------------------------
                          BALANCE SHEET:

                             Advances to affiliate                            11,992            2,516           14,508
                                (loan to affiliate)
                             Investment in affiliates                          2,998              629            3,627
                             Other long-term assets                            1,357                             1,357
                                (organizational costs)
                             Long-term debt                                  (16,347)                          (16,347)
                             Other shareholders' equity                            0           (3,145)          (3,145)
                                (Translation gains/losses)

(2) To record the amortization of goodwill (DM 7 million) and organizational expenses, straight-line over 15 years.

                                                                                            Nine Months       Cumulative
                                                                            Year Ended         Ended          Adjustments
                                                                              July 2,         March 31,       at March 31,
                          $'s in thousands                                     1994             1995             1995
                          ------------------------------------------------------------------------------------------------
                          INCOME STATEMENT:

                             Other income, net                                   369              293              662 *
                                (amortization)

                          BALANCE SHEET:

                             Investment in affiliate                            (279)            (225)            (504)
                                (amortization of goodwill)
                             Other long-term assets                              (90)             (68)            (158)
                                (amortization of organizational
                                 expenses)


(3) To record Hohe equity earnings (pro forma calculated with interest expense relating to loan from Donnelly - DM 20 million, offset by interest savings from pay down of debt with loan and investment from Donnelly - DM 25 million), net of tax.

                                                                                            Nine Months       Cumulative
                                                                           Year Ended          Ended          Adjustments
                                                                             July 2,          March 31,       at March 31,
                          $'s in thousands                                    1994              1995              1995
                          ------------------------------------------------------------------------------------------------
                          INCOME STATEMENT:

                             Equity earnings                                   1,675           (1,536)             139 *


                          BALANCE SHEET:

                             Investment in affiliate                          (2,713)           2,720                7
                             Other current liabilities                         1,038           (1,184)            (146)
                                (income taxes payable)


(4) To record interest income relating to loan advanced to Hohe (DM 20 million at 10% interest).

                                                                                           Nine Months       Cumulative
                                                                           Year Ended         Ended          Adjustments
                                                                             July 2,         March 31,       at March 31,
                          $'s in thousands                                    1994             1995              1995
                          -----------------------------------------------------------------------------------------------
                          INCOME STATEMENT:

                             Other income, net                                (1,195)          (1,060)          (2,255) *
                               (interest income)


                          BALANCE SHEET:

                             Other long-term assets                            1,195            1,060            2,255
                                (interest receivable)                              0                0                0


(5) To record interest expense relating to long-term debt incurred by the Company at an assumed rate of interest of 7%.

                                                                                            Nine Months      Cumulative
                                                                           Year Ended         Ended         Adjustments
                                                                             July 2,         March 31,       at March 31,
                          $'s in thousands                                    1994             1995              1995
                          -----------------------------------------------------------------------------------------------
                          INCOME STATEMENT:

                             Interest expense                                  1,144            1,224            2,368  *


                          BALANCE SHEET:

                             Other current liabilities                        (1,144)          (1,224)          (2,368)
                                (interest payable)


(6) To adjust tax expense to reflect the income tax effects at the Company's effective tax rate of the pro forma adjustments to income before income taxes.


                                                                                             Nine Months      Cumulative
                                                                            Year Ended         Ended          Adjustments
                                                                              July 2,         March 31,       at March 31,
                          $'s in thousands                                     1994              1995             1995
                          ------------------------------------------------------------------------------------------------
                          INCOME STATEMENT:

                             Taxes on income                                    (126)            (169)            (295) *

                          BALANCE SHEET:


                             Other current liabilities                           126              169              295
                                (income taxes payable)


(7) The total cumulative adjustments for income statement items (denoted with *) are also recorded as an adjustment to Other shareholder's equity on the pro forma condensed combined consolidated balance sheet at March 31, 1995.